Exhibit 11


                 Statement of Computation of Per Share Earnings

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands, except per share data)

                                                          2001              2000            1999
                                                     ---------------   --------------- ----------------
Net loss                                              $      (2,435)   $       (8,232) $       (17,328)
                                                     ===============   =============== ================
BASIC:
  Weighted average common shares outstanding                  10,573            10,271           10,000
                                                     ===============   =============== ================

  Net loss per common share                          $        (0.23)   $        (0.80) $          (1.73)
                                                     ===============   =============== ================

DILUTED:
  Weighted average common shares outstanding                  10,573            10,271           10,000
  Effect of dilutive securities:
   Convertible notes                                               -                 -                -
   Stock options                                                   -                 -                -
   Warrants                                                        -                 -                -
                                                     ---------------   --------------- ----------------
  Weighted average common and common
   equivalent shares outstanding                              10,573            10,271           10,000
                                                     ===============   =============== ================
  Net loss per common and common
   equivalent share                                  $        (0.23)   $        (0.80) $         (1.73)
                                                     ===============   =============== ================